EXHIBIT (10c)


                          INDEMNIFICATION AGREEMENT

 AGREEMENT, made and entered into this ______ day of ______________, 1994 between ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Corporation") and _________________________ ("Indemnitee").
 WHEREAS, the Corporation is a Delaware corporation engaged in the business of manufacturing and selling consumer electronics products and other electronic equipment;
and
 WHEREAS, at the request of the Corporation, Indemnitee currently serves as an officer of Zenith Electronics Corporation, and as such, may be subjected to claims, suits or proceedings arising as a result of such service; and
 WHEREAS, as an inducement to Indemnitee to continue to serve as such officer the Corporation has agreed to indemnify Indemnitee against expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, in accordance with, and to the fullest extent authorized by the General Corporation Law of the State of Delaware as it may be in effect from time to time; and
 WHEREAS, the parties by this Agreement desire to set forth their agreement as to such indemnification;
 NOW, THEREFORE, the parties agree as follows:
 1. The Corporation hereby agrees to indemnify and keep indemnified in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent such amendment permits broader indemnification rights than said law permitted prior to such amendment), Indemnitee, from and against any expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not such action is by or in the right of the Corporation or such other enterprise with respect to which Indemnitee serves or has served as a director or officer, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. For purposes of this Agreement, the terms "corporation", "other enterprise," "fines," and "serving at the request of the Corporation" shall have the meanings provided in Section 145 of the General Corporation Law of the State of Delaware.
 2. In the event that, under applicable law, the entitlement of Indemnitee to be indemnified hereunder shall depend upon whether Indemnitee shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to criminal actions or proceedings, had no reasonable cause to believe his conduct was illegal, or shall have acted in accordance with some other defined standard of conduct, the burden of proof of establishing that Indemnitee has not acted in accordance with such standard shall rest with the Corporation and Indemnitee shall be presumed to have acted in accordance with such standard and entitled to indemnification unless, based upon a preponderance of the evidence, it shall be determined by a court of competent jurisdiction that Indemnitee has not met such standard. Indemnification to which Indemnitee is entitled hereunder shall be made promptly upon the determination that Indemnitee has met such standard by either (i) the Board of Directors of the Corporation, (ii) independent legal counsel in a written opinion, which counsel shall be acceptable to the Indemnitee and the Board of Directors, or at the option of Indemnitee shall be selected by the Chief Judge of the U.S. District Court for the Northern District of Illinois, (iii) the stockholders of the Corporation, or (iv) a court of competent jurisdiction.
If a claim for indemnification under Section 1 hereof or for advancement of expenses under Section 4 hereof shall not be paid in full within thirty days after a written claim therefor has been delivered to the Corporation, Indemnitee may at any time thereafter bring suit for the recovery thereof and, if successful in whole or in part, Indemnitee shall also be entitled to be paid the expense of prosecuting such suit.
 3. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof, provided that failure to so notify the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.
 4. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending such action, suit or proceeding in advance of the final disposition thereof upon receipt of (i) satisfactory evidence as to the amount of such expenses, and (ii) if, in the opinion of counsel the Corporation, the General Corporation Law of Delaware so requires that with respect to payment of expenses incurred in Indemnitee's capacity as a director or officer (and not in any other capacity in which service was rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation hereunder. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence absent manifest error.
 5. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Delaware law, the Corporation's Restated Certificate of Incorporation or by-laws, by other agreement, vote of stockholders or directors or otherwise.
 6. The rights granted to Indemnitee hereunder shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns.
 7. This Agreement shall be governed by the laws of the State of Delaware.
In the event any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement, and this Agreement shall be interpreted as though such invalid or unenforceable provision was not a part of this Agreement.
 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above stated.

                                         ZENITH ELECTRONICS CORPORATION



                                         By_____________________________

ATTEST:

_____________________________


                                          INDEMNITEE


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